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                                                                   EXHIBIT 10.25

                         SUPPLEMENTAL PENSION AGREEMENT

     AGREEMENT, dated as of this 30th day of April, 1997 (the "Effective Date"), by and between AMBAC Inc., a Delaware corporation (the "Company"), and DAVID L. BOYLE (the "Executive").

     WHEREAS, the Company and the Executive have agreed that the Executive shall be employed by the Company commencing on March 31, 1997; and

     WHEREAS, the Company and the Executive have agreed that, as part of the incentive for the Executive's employment with the Company, the Company shall provide the Executive with enhanced pension benefits according to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Supplemental Pension. (i) Subject to the provisions included herein, the Executive shall earn a supplemental monthly pension (the "Pension") payable in the same manner as the Executive elects with respect to his retirement benefits under the Pension Plan of AMBAC Inc. (the "Retirement Plan") commencing with the month following the month in which the Executive attains age 65. The amount of the Pension shall be determined in accordance with the benefit formula and actuarial factors and assumptions set forth in the Retirement Plan, as in effect on the Effective Date, except that, for purposes of calculating the amount of the Pension, the following shall apply: (A) the Pension shall be calculated without giving effect to the limitations provided for in Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provisions thereto; and (B) for purposes of calculating the amount of his retirement benefits, including the Pension, the Executive shall be credited with years of accrual service equal to the number of whole months elapsed from March 31, 1997 to the date of the Executive's termination of employment with the Company, up to a maximum of 120 months, excluding any leave of absence, divided by six; (C) the Executive shall be fully vested in the Pension on the date the Executive completes 60 months of employment with the Company (excluding any periods spent on leave of absence); (D) the amount of the Pension shall be paid in the form of a 50% qualified joint and survivor annuity, unless the Executive shall elect in writing prior to his termination of employment to have the Pension paid in another form of payment that may be elected under the Retirement Plan; provided, however, that the Company shall have the right at any time following the Executive's termination of employment to pay the entire amount of the remaining Pension to the Executive (or his surviving spouse, if applicable) in a lump sum (regardless of the amount of such lump sum) calculated in accordance with the actuarial factors specified in the Retirement Plan applicable to involuntary cashouts; (E) the amount of the Pension shall be reduced by the amount of the retirement benefits payable to the Executive (or his spouse) under the Retirement Plan, the AMBAC Inc. Supplemental Pension Plan and the AMBAC Inc. Excess Benefits Pension Plan; and (F) the monthly payments of the Pension shall not commence until the latest to occur of (I) the date the Executive attains the earliest retirement age under the Retirement Plan and (II) the date of the Executive's termination of employment. If the payment of the Pension should commence prior to the time that the Executive




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Supplemental Pension Agreement
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attains age 65, the amount of the Pension shall be reduced in accordance with the reduction factors set forth in the Retirement Plan. The Pension to the Executive shall terminate in the month in which the Executive dies. Any death benefits payable to his surviving spouse, if any, and any disability benefits shall be determined in accordance with the same terms as apply to the Retirement Plan.

               (ii) The Executive shall forfeit all right to the Pension if his employment with the Company ends, for any reason, prior to the completion of 60 months of employment with the Company.

     2. General Provisions.

          (a) Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery, telex, telecopy or certified mail, return receipt requested, to the applicable address set forth below:

               (i) To the Company:      AMBAC Inc.
                                        One State Street Plaza
                                        New York, NY  10004
                                        Attention:  General Counsel

               (ii) To the Executive:   David Boyle
                                        440 Riversville Road
                                        Greenwich, CT  06831

     or to such other person or other address as either party may specify to the other in writing.

          (b) Limited Waiver. The waiver by the Company or the Executive of a violation of any of the provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.

          (c) Assignment. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or set off by the Executive in respect of any claim, debt, obligation or similar process. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets or the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          (d) Amendment. This Agreement may not be amended, modified or canceled except by written agreement of the Executive and the Company.
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Supplemental Pension Agreement
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          (e) Severability. If any term or provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          (f) Unsecured Promise. No benefit or promise hereunder shall be secured by any specific assets of the Company. Unless otherwise stated herein, the Executive shall have only the rights of an unsecured general creditor of the Company in seeking satisfaction of such benefits or promises.

          (g) Governing Law. This Agreement has been made in and shall be governed by and construed in accordance with the laws of the State of Delaware.

          (h) Headings. The headings and captions of the Sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

          (i) Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same document.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.


                                             AMBAC INC.



                                             By   /s/: Janice Reals Ellig
                                                  -----------------------------
                                                  Name:  Janice Reals Ellig
                                                  Title:  Senior Vice President



                                             THE EXECUTIVE



                                             /s/  David L. Boyle
                                             ----------------------------------
                                             David L. Boyle